SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ELDORADO GOLD CORPORATION

Canada Business Corporations Act (State or other jurisdiction of Incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
1188-550 Burrard Street Bentall 5 Vancouver, B.C. Canada V6C 2B5 Address of Principal Executive Offices

ELDORADO GOLD CORPORATION AMENDED STOCK OPTION PLAN (May 13, 2004)
(Full titles of the plans)
CT Corporation 111 Eighth Avenue, 13 Floor New York, NY 10011; Telephone: (212) 894-8940 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuaable under the Amended Stock Option Plan	2,541,463(1)	US$2.66 (2)	US$6,760,291	US$856.53

(1)

Common Shares, without par value, offered by the Company pursuant to the Plans described herein.

(2)

The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on February 3,  2005, as quoted on the American Stock Exchange.

EXPLANATORY NOTE

On March 18, 2003, Eldorado Gold Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (SEC File No. 333-103898) to register 4,577,858 common shares of the Registrant issuable upon the exercise of options or rights granted under the Eldorado Gold Corporation Amended Stock Option Plan (the “Employee Stock Option Plan”).  Under the terms of the Employee Stock Option Plan, the Company is authorized to reserve 12,541,463 common shares for issuance to employees under and in accordance with the Employee Stock Option Plan.  This Registration Statement registers an additional 2,541,463 common shares common shares to be issued pursuant to the exercise of options or rights granted under the Employee Stock Option Plan which have not previously been registered.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, this Registration Statement also serves as a post-effective amendment to the prior registration statement (SEC File No. 333-103898).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

(a)

The Registrant's registration statement on Form 40-F filed, pursuant to Section 12(b) of the Securities Exchange Act of 1934, on October 31, 2002, as amended on December 27, 2002.

(b)

The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on May 26, 2004.

(c)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (b) above.

(c)

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 10, 2003, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

Bylaw No. 1 of the Registrant provides that, subject to the provisions of the Canada Business Corporations Act, the Registrant shall indemnify each director or officer or former director or officer of the Registrant and each other individual who acts or has acted at the Registrant’s request as a director or officer, or in a similar capacity, of another entity, and each such individual’s respective heirs and personal representatives (each, a “Qualified Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in a civil, criminal, administrative, investigative or other proceeding the individual is involved because of that association with the Registrant or other entity, provided that:

(a)

the individual acted honestly and in good faith with a view to the best interests of the Registrant or other entity; and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing the conduct was lawful.

The Canada Business Corporations Act has similar indemnification provisions as provided under Bylaw No. 1 of the Registrant, and expressly provides that each director or officer or former director or officer of the Registrant or another individual who acts or has acted at the Registrant’s request in a similar capacity of another entity (each, a “Specified Qualified Person”) is entitled to indemnity from the Registrant in respect to all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity, if he or she (i) satisfies the requirements of (a) and (b) above and (ii) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The Canada Business Corporations Act provides that the Registrant with court approval may indemnify a Specified Qualified Person in respect of all costs, charges and expenses reasonably incurred by such individual in a derivative action (an action by or on behalf of the Registrant or other entity to procure judgment in its favor) to which the individual is subject because of the individual’s association with the Registrant or other entity if he or she satisfies the requirements of (a) and (b) above.  A similar provision is included in By Law No. 1 of the Registrant in respect of Qualified Persons.

Bylaw No. 1 of the Registrant also provides that the Registrant may advance monies to a Qualified Person for costs, charges and expenses in a civil, criminal, administrative, investigative or other proceeding the individual was involved because of his or her association with the Registrant or other entity.   The Canada Business Corporations Act also provides that the Registrant may advance moneys to a Specified Qualified Person for the costs, charges and expenses reasonably incurred by him or her in connection with a civil, criminal, administrative, investigative or other proceeding to which he or she is subject to because of the individual’s association with the Registration or other entity; provided however he or she shall repay such monies if:

  the individual failed to act honestly and in good faith with a view to the best interests of the Registrant or other entity; or

  in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual did not have reasonable grounds for believing the conduct was lawful.

The Registrant maintains Directors’ and Officers’ Liability Insurance for its Directors.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit Number	Exhibit
4.1	Eldorado Gold Corporation Amended Stock Option Plan (May 13, 2004)
5.1	Opinion of Fasken Martineau DuMoulin
23.1	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (See page II-5 of this registration statement)

Item 9.  Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on this 24th  day of January, 2005.

ELDORADO GOLD CORPORATION

/s/ Paul N. Wright

Name: Paul N. Wright

Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul N. Wright and Earl W. Price, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul N. Wright Paul N. Wright	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2005
/s/ Earl W. Price Earl W. Price	Chief Financial Officer and Director (Principal Financial Officer and Accounting Officer)	January 25, 2005
/s/ Dawn L. Moss Dawn L. Moss	Secretary	January 24, 2005
/s/ Hugh C. Morris Hugh C. Morris	Director	January 21, 2005

/s/ Wayne D. Lenton Wayne D. Lenton	Director (Authorized U. S. Representative)	January 28, 2005
/s/ John S. Auston John S. Auston	Director	January 28, 2005
/s/ K. Ross Cory K. Ross Cory	Director	January 28, 2005
/s/ Robert R. Gilmore Robert R. Gilmore	Director	January 28, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit	Page
4.1	Eldorado Gold Corporation Amended Stock Option Plan (May 13, 2004)	II-8
5.1	Opinion of Fasken Martineau DuMoulin LLP	II-13
23.1	Consent of PricewaterhouseCoopers LLP	II-15
24.1	Power of Attorney (See page II-5 of this registration statement)	II-5

EXHIBIT 4.1

ELDORADO GOLD CORPORATION

AMENDED INCENTIVE STOCK OPTION PLAN

EMPLOYEES, CONSULTANTS & ADVISORS

(May 13, 2004)

1.

Purpose of the Plan:  The purpose of this Stock Option Plan (the “Plan”) is to (a) assist Eldorado Gold Corporation (the “Company”) in attracting, retaining and motivating employees, consultants and advisors of the Company and of its affiliates (as defined under the Securities Act, (Ontario)) and directors and officers of the Company’s affiliates and (b) closely align the personal interests of such employees, consultants, advisors, directors and officers with those of the shareholders by providing them with the opportunity, through options, to acquire common shares (“Common Shares”) in the capital of the Company.

2.

Implementation:  The grant and exercise of any options under the Plan are subject to compliance with the applicable requirements of each stock exchange on which the shares of the Company are or become listed and of any governmental authority or regulatory body to which the Company is subject.

3.

Administration:  The Plan shall be administered by the Board of Directors of the Company (the “Board”) which shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan, including without limitation, for the purpose of ensuring compliance with Section 10 hereof.  The Board may delegate any or all of its authority with respect to the administration of the Plan and any or all of the rights, powers and discretion with respect to the Plan granted to it under this Plan to the Compensation Committee or such other committee of directors of the Company as the board of directors may designate.  Upon any such delegation the Compensation Committee or other committee of directors, as the case may be, as well as the Board, shall be entitled to exercise any or all of such authority, rights, powers and discretion with respect to the Plan.  When used in the context of this Plan “Board” shall be deemed to include the Compensation Committee or other committee of directors acting on behalf of the board of directors.

4.

Number of Shares Under Plan:  12,541,463 Common Shares (the “Optioned Shares”) shall be reserved, set aside and made available for issue under and in accordance with the Plan provided that in no event shall options be granted entitling any single individual to purchase in excess of one half of one percent (0.5%) of the then outstanding Common Shares.  If option rights granted to an individual under the Plan are cancelled, expire or terminate for any reason without having been exercised in respect of certain Optioned Shares, such Optioned Shares may be made available for other options to be granted under the Plan.

[This section 4 amendment approved by members resolutions: June 5, 1995, to increase maximum number of shares from 1,180,000 to 2,000,000; June 27, 1996 to increase maximum number from 2,000,000 to 8,000,000; May 31, 2000, to increase maximum number from

8,000,000 to 10,200,00 and by Directors Resolution January 30, 2004 to increase maximum number from 10,200,000 to 12,741,463.]

5.

Limits with respect to Insiders:

(a)

The maximum number of Common Shares that may be reserved for issuance pursuant to options granted under the Plan to insiders of the Company and their associates, together with the number of Common Shares reserved for issuance to such insiders and their associates under the Company’s other previously established or proposed share compensation arrangements, shall not exceed 10% of the Common Shares outstanding on a non-diluted basis at the date of grant of the options.

(b)

The maximum number of Common Shares which may be issued to insiders of the Company and their associates under the Plan within any one-year period, when taken together with the number of Common Shares issued to such insiders and their associates under the Company’s other previously established or proposed share compensation arrangements, shall not exceed 10% of the Common Shares outstanding on a non-diluted basis at the end of such period and, in the case of any one insider and his associates, shall not exceed 5% of such outstanding Common Shares.

Any entitlement to acquire Common Shares granted pursuant to the Plan or any other options prior to the grantee becoming an insider shall be excluded for the purpose of the limits set out in paragraphs (a) and (b) above.

For the purposes of paragraphs (a) and (b) above, “insider” means an insider as defined in the Securities Act (Ontario) but excluding any person within that definition solely by virtue of being a director or officer of a subsidiary.

6.

Eligibility:  Options may be granted under the Plan to any person who is a:

(a)

full-time or part-time employee of the Company or of its affiliates,

(b)

consultant or advisor of the Company or of its affiliates that in the reasonable opinion of the Board, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company, or

(c)

director or officer of an affiliate of the Company,

as the Board may from time to time designate as a participant (a “Participant”) under the Plan.  A person who is an officer or director of the Company is not eligible for grants of options under this Plan.  Subject to the provisions of this Plan, the total number of Optioned Shares to be made available under the Plan and to each Participant, the time or times and price or prices at which options shall be granted, the time or times at which such options are exercisable, and any conditions or restrictions on the exercise of options, shall be the full and final decision of the Board.

7.

Terms and Conditions:

(a)

Exercise Price:  The exercise price to each Participant for each Optioned Share shall be as determined by the Board, but shall in no event be less than the closing board lot price of the Common Shares on The Toronto Stock Exchange on the last business day before the date on which the option is granted.  If no Common Shares traded on such day, then the exercise price shall  be the last board lot sale prior thereto.

(b)

Option Agreement:  All options shall be granted under the Plan by means of an agreement (the “Option Agreement”) between the Company and each Participant in the form as may be approved by the Board.  The Board may authorize one or more officers of the Company to execute and deliver and to receive documents on behalf of the Company.

(c)

Length of Grant:  All options granted under the Plan shall expire not later than 4:30 p.m. (Vancouver time) on the tenth anniversary of the date such options were granted.

(d)

Non-Assignability of Options:  An option granted under the Plan shall not be transferable or assignable (whether absolutely or by way of mortgage, pledge or other charge) by a Participant other than by will or other testamentary instrument or the laws of succession and, subject to paragraph (k), may be exercisable during the lifetime of the Participant and, subject to paragraph (f), only by the Participant.

(e)

Vesting of Options:  Without restricting the authority of the Board in respect of the terms of options to be granted hereunder, the Board may at is discretion, in respect of any such option, provide that the right to exercise such option will vest in installments over the life of the option, with the option being fully-exercisable only when such required time period or periods have elapsed and in connection therewith determine the terms under which vesting of options may be accelerated.  Subject to the foregoing, each Participant, upon becoming entitled to exercise the option in respect of any Optioned Shares in accordance with the Option Agreement, shall be entitled to exercise the option to purchase such Optioned Shares at any time prior to the expiration or other termination of the Option Agreement.

(f)

Exercise and Payment:  Any option granted under the Plan may be exercised by a Participant, or in the case of death, disability or illness, the legal representative of a Participant giving notice to the Company specifying the number of shares in respect of which such option is being exercised, accompanied by payment, in a form acceptable by the Company of the entire exercise price (determined in accordance with the Option Agreement) for the number of shares specified in the notice.  Upon any such exercise of an option by a Participant the Company shall cause the transfer agent and registrar of the Common Shares to promptly deliver to such Participant or the legal representative of such Participant, as the case may be, a share certificate in the name of such Participant or the legal representative of such Participant, as the case may be, representing the number of shares specified in the notice.

(g)

Rights to Participants:  The Participants shall have no rights as shareholders in respect to any of the Optioned Shares (including, without limitation, any right to receive dividends or other distributions, voting rights, warrants or rights under any rights offering) other than Optioned Shares in respect to which Participants have exercised their option to purchase and which have been issued by the Company.

(h)

Third Party Offer:  If, at any time when an option granted under the Plan remains unexercised with respect to any Optioned Shares, an Offer to purchase all of the Common Shares of the Company is made by a third party, the Company shall use its best efforts to bring such offer to the attention of the Participants as soon as practicable and the Company may, at its option, require the acceleration of the time for the exercise of the option rights granted under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

(i)

Alterations in Shares:  In the event of a share dividend, share split, share consolidation, share reclassification, exchange of shares, recapitalization, amalgamation, merger, consolidation, corporate arrangement, reorganization, liquidation or the like of or by the Company, the Board may make such adjustment, if any, of the number of Optioned Shares, or of the exercise price, or both, as it shall deemed appropriate to give proper effect to such event, including to prevent, to the extent possible, substantial dilution or enlargement of rights granted to Participants under the Plan.  In any such event, the maximum number of shares available under the Plan may be appropriately adjusted by the Board.  If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of shares in the Company of those in another company is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under the Plan shall be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Participants and of the time for the fulfillment of any conditions or restrictions on such exercise.  All determinations of the Board under this paragraph (i) shall be full and final.

(j)

Termination, Retirement or Resignation:  Except as otherwise provided in this paragraph (j) or in paragraph (k), if a Participant’s employment, appointment as director or engagement as a consultant or advisor is terminated by the Participant or by the Company or by one of its affiliates all unexercised option rights of that Participant under the Plan shall immediately terminate, notwithstanding the original term of the option granted to such Participant under the Plan.  Upon termination, other than for cause, Retirement (as hereafter defined), death, disability and illness, the Board will have the discretion to extend the expiry date of such options, to the extent such options were exercisable and had vested, for a period of 30 days from the date of termination, provided however that such period does not extend beyond the original term of the option.  For the purposes of this paragraph, termination is determined to be the last day of active employment with the Company or its affiliate, as the case may be, regardless of any salary continuance or notice period provided from or to the Company or its affiliate.

Any Participant whose employment  with the Company is terminated due to retirement on or after such Participant’s normal retirement date under the Company’s applicable retirement policy or due to early retirement with the consent of the Board (collectively, “Retirement”) shall have 365 days from the date of such termination to exercise any option granted hereunder to the extent such option was exercisable and had vested on such date of termination; provided, however, that no option shall be exercisable following the expiration of the original term of the option.

(k)

Deceased or Disabled Participant:      In the event of the death, disability or illness of any Participant, the legal representatives of such Participant shall have the right for a period of 365 days from the date of death, disability or illness of the Participant to exercise the Participant’s option with respect to all of the Optioned Shares of the Participant to the extent they were exercisable and had vested on the date of death, disability or illness, provided however that such period does not extend beyond the original term of the option.

8.

Amendment and Discontinuance of Plan:   The Board may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time, provided that no such action may in any manner adversely affect the rights under any options earlier granted to a Participant under the Plan without the consent of that Participant.  Any amendment or revision to the terms of the Plan which would materially increase the benefits under the Plan shall be effective only upon the approval of the shareholders of the Company.  Any amendment to any provision of the Plan shall be subject to any necessary approvals of the Toronto Stock Exchange and any other stock exchange or regulatory body having jurisdiction over the securities of the Company.

9.

No Further Rights:   Nothing contained in the Plan nor in any option granted under this Plan shall give any participant or any other person, any interest or title in or to any Common Shares or any rights as a shareholder of the Company or any other legal or equitable right against the Company other than as set out in the Plan and pursuant to the exercise of any option, nor shall it confer upon the Participants any right to continue as an employee, consultant or advisor of the Company or its affiliates or a director or officer of the Company’s affiliates.

10.

Compliance with Laws:   The obligations of the Company to sell Common Shares and deliver share certificates under the Plan are subject to such compliance by the Company and the Participants as the Company deems necessary or advisable with all applicable corporate and securities laws, rules and regulations.

11.

Gender:   The use of the masculine gender in this Plan shall be deemed to include or be replaced by the feminine gender where appropriate to the particular Participant.

(Amendments made to Plan by directors’ resolution dated December 1, 1994, March 22, 2000, April 30, 2003 and January 30, 2004 pursuant to the authority granted under section 8 hereof.)

II-12

EXHIBIT 5.1

February 3, 2005

File No.:  256815.00007

Eldorado Gold Corporation

Suite 1188 – Bentall 5

550 Burrard Street

Vancouver, BC V6C 2B5

Dear Sirs/Mesdames:

Re:

Eldorado Gold Corporation (the “Company”) – Common Shares Reserved for Issuance Pursuant to Options Governed by the Employee Incentive Stock Option Plan as amended and restated as of May 13, 2004

We have acted as counsel to Eldorado Gold Corporation (the “Company”), a corporation incorporated under the Canada Business Corporations Act (“CBCA”),  in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a registration statement  dated February 3, 2005 on Form S-8 (the “Registration Statement”) an additional 2,541,463 Common Shares (the “Option Shares”) for issuance pursuant to the Company’s Employee Incentive Stock Option Plan as amended and restated as of May 13, 2004 (the “Plan”). This opinion is being delivered at your request.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents, including certificates and other documents of public officials and officers of the Company, and have made such other examinations, searches and investigations as we have considered necessary, as the basis for the opinions hereinafter expressed.  As to the various questions of fact relevant to this opinion, we have relied upon representations in certificates or other documents of or made by an officer or officers of the Company or of other companies or public officials as the case may be.

For the purposes of our opinion, we have also assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as photostatic, certified or facsimile copies (including commercial reproductions or documents obtained from SEDAR, the electronic filing system of the securities regulatory authorities in Canada, or EDGAR, the electronic filing system of the U.S. Securities and Exchange Commission), the authenticity and completeness of the originals of photostatic or facsimile copies and that all documents submitted to us as copies, certified or facsimile copies conform to authentic and complete original documents and that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us are complete and accurate.

In addition, we have assumed the legal capacity for all purposes relevant hereto of all natural persons signing any documents and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are legal, valid, binding and enforceable obligations of such parties.

The opinion herein is based on and limited to the laws of the Province of British Columbia and the laws of Canada applicable therein and is limited to the CBCA.  This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof on any matter set forth herein.

Based on and subject to the foregoing, as of the date hereof, we are of the opinion that any Option Shares that may be issued pursuant to the Plan have been duly authorized by the Company, and that the Option Shares when issued in accordance with the terms of the options granted under the Plan and upon receipt by the Company of full payment therefor, will be issued as fully paid and non-assessable shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

The foregoing opinion is being furnished to you solely for your benefit and may not be used or relied upon by any other person or for any other purpose, nor quoted from or referred to in any other document and copies may not be delivered to, any other person without our prior written consent.

Yours truly,

/s/FASKEN MARTINEAU DuMOULIN  LLP

EXHIBIT 23.1

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-103898) of our report dated February 20, 2004 relating to the financial statements of Eldorado Gold Corporation, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Eldorado Gold Corporation’s Annual Report on Form 40-F for the fiscal year ended December 2003, filed with the Securities and Exchange Commission on May 26, 2004.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC

Canada

February 7, 2004